                               SCHEDULE 14A
                              (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             LANDSTAR SYSTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                   LOGO(R)

                           LANDSTAR SYSTEM, INC.
                            4160 WOODCOCK DRIVE
                       JACKSONVILLE, FLORIDA 32207

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD MAY 20, 1998

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Landstar System, Inc., a Delaware corporation (the "Company"), will be held at the Ponte Vedra Inn, Ponte Vedra Beach, Florida 32082, on Wednesday,
May 20, 1998, at 10:00 a.m., local time, for the following purposes:

(1) To elect three Class II Directors for terms to expire at the 2001 Annual Meeting of Shareholders;

(2) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998;

     (3) To consider approval of an increase in the number of shares available for distribution from the Company's 1993 Employee Stock Option Plan; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 1998 will be entitled to notice of and to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting at the Ponte Vedra Inn at the address set forth above and during business hours from May 10, 1998 to the date of the meeting at the Company's corporate headquarters at the address set forth above.

     All shareholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

                                          By Order of the Board of Directors

                                          LOGO
                                          MICHAEL L. HARVEY
                                          Vice President,
                                          General Counsel,
                                          and Secretary

Jacksonville, Florida
March 25, 1998

           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                             AND RETURNED PROMPTLY

                             LANDSTAR SYSTEM, INC.

                                PROXY STATEMENT

March 25, 1998

                                  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Landstar System, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 1998 (the "1998 Annual Meeting"). The 1997 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for fiscal year 1997, is enclosed herewith. The mailing address of the principal executive offices of the Company is 4160 Woodcock Drive, Jacksonville, Florida 32207. This Proxy Statement, accompanying form of proxy, Notice of Meeting and 1997 Annual Report are being mailed to the shareholders of the Company on or about March 25, 1998.

                                  RECORD DATE

     The Board has fixed the close of business on March 20, 1998 as the record date for the 1998 Annual Meeting. Only shareholders of record on that date will be entitled to vote at the meeting in person or by proxy.

                                    PROXIES

     Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. If a shareholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Shareholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees, ratification of KPMG Peat Marwick LLP as independent auditors for the Company, and approval of an increase in the number of shares available for distribution from the Company's 1993 Employee Stock Option Plan, as set forth in the Notice of 1998 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the meeting.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted, or (iii) by such person(s) voting in person at the 1998 Annual Meeting.

     The Board has selected ChaseMellon Shareholder Services, L.L.C. as Inspectors of Election pursuant to the Company's Bylaws, as amended. The Inspectors shall ascertain the number of shares outstanding, determine the number of shares represented at the 1998 Annual Meeting by proxy or in person and count all votes and ballots. Each shareholder shall be entitled to one vote for each share of Common Stock (as defined hereafter) and such votes may be cast either in person or by written proxy.

                               VOTING SECURITIES

     The Company has only one class of voting securities, its common stock, par value $.01 per share (the "Common Stock") outstanding. On March 20, 1998, 11,433,533 shares of Common Stock were outstanding. At the 1998 Annual Meeting, each shareholder of record at the close of business on March 20, 1998 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 1998 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 1998 Annual Meeting.

                             ELECTION OF DIRECTORS

     The Board is divided into three classes, with Directors in each class serving staggered three-year terms. At each annual meeting of shareholders, the terms of Directors in one of the three classes expire. At that annual meeting of shareholders, Directors are elected in a class to succeed the Directors whose terms expire, with the terms of the Directors so elected to expire at the third annual meeting of shareholders thereafter. Pursuant to the Company's Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class of which they have been elected expires and until such Director's successors shall have been duly elected and qualified. Pursuant to the Bylaws of the Company, the Board acting by resolution at its meeting on February 11, 1998 increased the number of Directors from six to seven; three class II Directors to be elected at the 1998 Annual Meeting of Shareholders (whose members' terms will expire at the 2001 Annual Meeting of Shareholders), two in the class whose members' terms will expire at the 1999 Annual Meeting of Shareholders, and two in the class whose members' terms will expire at the 2000 Annual Meeting of Shareholders.

     It is intended that the shares represented by the accompanying form of proxy will be voted at the 1998 Annual Meeting for the election of nominees William S. Elston, Merritt J. Mott, and Diana M. Murphy as the Directors comprising Class II whose members' terms will expire at the 2001 Annual Meeting of Shareholders, unless the proxy specifies otherwise. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected.

     If, for any reason not presently known, William S. Elston, Diana M. Murphy, or Merritt J. Mott are not available for election at the time of the 1998 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election in his/her or their stead of substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

     Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 1998 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

     Arthur J. Fritz, Jr., has elected not to stand for re-election as a Director at the 1998 Annual Meeting of Shareholders.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                            DIRECTORS OF THE COMPANY

     The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and to the other persons whose terms as Directors will continue after the 1998 Annual Meeting.

             NAME                AGE                      BUSINESS EXPERIENCE
             ----                ---                      -------------------
CLASS II -- NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2001 ANNUAL MEETING

Merritt J. Mott................   52  Mr. Mott has been a Director of the Company and Landstar
                                      System Holdings, Inc. (a wholly-owned subsidiary of the
                                      Company) ("LSHI") since August 1994. He has also served as
                                      President and Treasurer of Rockford Sanitary Systems, Inc.
                                      since April 1986 and as President and Co-Founder of T & M
                                      Fabricating, Inc. since 1993. From February 1983 to July
                                      1996, he served as Executive Vice President and a Director of Mott Bros. Company. Mr. Mott has been a Director of
                                      Rockford Health Plans since April 1994 and has been a
                                      trustee of the William Howard Trust since 1984.

William S. Elston..............   57  Mr. Elston has been Managing Director/Executive Vice
                                      President of DHR International, Inc., Chicago, Illinois, an
                                      executive recruiting firm, since February 1995 and is
                                      currently operating on an independent contractor status
                                      recruiting middle to senior level executives for large and small firms. He was Executive Vice President, Operations, of
                                      Steelcase, Inc., from April 1994 to January 1995. Mr. Elston was President and Chief Executive Officer of GATX Logistics,
                                      Inc. from 1990 through March 1994. He has been a member of the Board of Directors of Southern Petroleum Systems since
                                      January 1998.

Diana M. Murphy................   41  Ms. Murphy has been a Partner in the investment firm of
                                      Chartwell Capital Management Company since 1997. Ms. Murphy was an associate with Chartwell Capital and served as
                                      interim President for one of Chartwell's portfolio
                                      companies, Strategic Media Research, Inc. in 1996. She was
                                      Senior Vice President for Marketing and Advertising for The
                                      Baltimore Sun, a division of Times Mirror Corporation from
                                      1992 to 1995. Ms. Murphy is also a member of the Board of
                                      Strategic Media Research, Inc.


             NAME                AGE                      BUSINESS EXPERIENCE
             ----                ---                      -------------------

CLASS I -- DIRECTORS WHOSE TERMS EXPIRE AT 2000 ANNUAL MEETING

John B. Bowron.................   63  Mr. Bowron has been a Director of the Company since April
                                      1991 and served as Senior Vice President of the Company from
                                      January 1993 until December 1997 at which time he became
                                      Vice President. He also has been a Director of LSHI since
                                      October 1988. He was Chairman of the Board of Landstar
                                      Gemini, Inc. (an indirectly held subsidiary of LSHI)
                                      ("Landstar Gemini") from October 1990 to April 1997. He has also served as a Director of Montgomery Tank Lines, Inc.
                                      ("MTL") since May 1995, and serves on the MTL Compensation
                                      Committee. Mr. Bowron was Chairman of the Board of Landstar
                                      Ranger, Inc. (a wholly-owned subsidiary of LSHI) ("Landstar
                                      Ranger") from April 1990 to November 1994.

Ronald W. Drucker..............   56  Mr. Drucker has been a Director of the Company and LSHI since April 1994. From 1987 to 1993, he was the Chairman of the National Defense Transportation Association ("NDTA") and
                                      currently serves as the Chairman of the NDTA Business
                                      Practices Committee. He has also served as Chairman of the
                                      Board of Encompass, a global logistics information joint
                                      venture of AMR and CSX Corporations from 1989 through 1997.
                                      Between 1966 and 1992, Mr. Drucker served with CSX
                                      predecessor companies in various capacities. He is a member of the American Railway Engineering Association and the
                                      American Society of Civil Engineers and serves as a member of the Boards of Directors of SunTrust Bank-North Florida,
                                      N.A., Jacksonville University and The New World Symphony.

CLASS III -- DIRECTORS WHOSE TERMS EXPIRE AT 1999 ANNUAL MEETING

David G. Bannister.............   42  Mr. Bannister has been a Director of the Company since April
                                      1991, and a Director of LSHI since October 1988. Mr.
                                      Bannister is a Managing Director at BT Alex. Brown
                                      Incorporated and has been employed by that firm in various capacities since 1983. He has been a Director of Allied
                                      Holdings, Inc. since December 1993.

             NAME                AGE                      BUSINESS EXPERIENCE
             ----                ---                      -------------------
Jeffrey C. Crowe...............   51  Mr. Crowe has been Chairman of the Board, President and
                                      Chief Executive Officer of the Company since April 1991. He has been President and Chief Executive Officer of LSHI since
                                      June 1989 and Chairman of the Board of LSHI since March
                                      1991. Mr. Crowe has been President of Signature Insurance
                                      Company (a wholly-owned subsidiary of LSHI) ("Signature")
                                      since February 1997. Mr. Crowe serves in a number of
                                      capacities at the American Trucking Association, Inc.
                                      ("ATA") including Secretary and a member of the ATA
                                      Executive Committee and has served as a Director of the ATA
                                      Foundation since November 1989. He has also served as
                                      Chairman of the NDTA since October 1993. From May 1990 to
                                      September 1993, he served as Chairman of the Surface
                                      Transportation Committee of the NDTA and also served as
                                      Chairman of the Board of Deliver, U.S.A., an affiliate of
                                      ATA, from 1990 to 1996 as well as a Vice President at large of the ATA from November 1989 to 1996. He has served as a
                                      Director of Silgan Holdings Inc. since May 1997, a Director of National Chamber Foundation since November 1997, and a
                                      Director of U.S. Chamber of Commerce since February 1998.

            INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.

ATTENDANCE AT BOARD MEETINGS

     During the 1997 fiscal year, the Board held four regularly scheduled meetings, one special meeting, and acted by unanimous written consent 18 times. During such fiscal year, all Directors except Arthur J. Fritz, Jr., attended 75% or more of the combined total meetings of the Board and its respective committees during the period in which they served as Directors or committee members. Mr. Fritz attended one board meeting during the 1997 fiscal year.

COMMITTEES OF THE BOARD

     The Board has established Audit and Compensation Committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1997 are described below. The Board does not have an Executive Committee.

AUDIT COMMITTEE

     Members: David G. Bannister, Ronald W. Drucker and Merritt J. Mott

     The Audit Committee recommends to the Board the appointment of the independent auditors for the Company and monitors the performance of such firm; reviews and approves the scope and results of the annual audit; and evaluates with the independent auditors the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent auditors or the Board. In addition, the Audit Committee reviews the independent auditors' fees for services rendered to the Company. The Audit Committee held two meetings during 1997 and did not act by written consent in 1997.

COMPENSATION COMMITTEE

     Members: David G. Bannister, Ronald W. Drucker, Arthur J. Fritz, Jr. and Merritt J. Mott

     The Compensation Committee functions include (i) reviewing and making determinations subject to review by the Board with respect to matters having to do with the compensation of senior executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers. The Compensation Committee held four regularly scheduled meetings and did not act by written consent during 1997.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company. The executive officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of the Common Stock by the executive officers of the Company, see "Security Ownership by Management and Others." There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

                   NAME                     AGE                   BUSINESS EXPERIENCE
                   ----                     ---                   -------------------
John B. Bowron............................  63    See previous description under "Directors of the
                                                  Company."

Jeffrey C. Crowe..........................  51    See previous description under "Directors of the
                                                  Company."

Henry H. Gerkens..........................  47    Mr. Gerkens has been Executive Vice President and
                                                  Chief Financial Officer of the Company and LSHI
                                                  since November 1994. He served as Vice President
                                                  and Chief Financial Officer of the Company from
                                                  January 1993 to November 1994 and held the same
                                                  positions at LSHI from August 1988 to November
                                                  1994. He is also an officer of each of the
                                                  subsidiaries (the "Subsidiaries") of LSHI: namely,
                                                  Landstar Gemini, Landstar Inway, Inc. (a
                                                  wholly-owned subsidiary of LSHI) ("Landstar
                                                  Inway"), Landstar Ligon, Inc. (a wholly-owned
                                                  subsidiary of LSHI) ("Landstar Ligon"), Landstar
                                                  Contractor Financing, Inc. (a wholly-owned
                                                  subsidiary of LSHI) ("LCFI"), Risk Management Claim
                                                  Services, Inc., (a wholly-owned subsidiary of LSHI)
                                                  ("RMCS"), Landstar Ranger, Landstar Poole, Inc. (a
                                                  wholly-owned subsidiary of LSHI) ("Landstar
                                                  Poole"), Landstar Corporate Services, Inc. (an
                                                  indirectly held subsidiary of LSHI) ("LCSI"),
                                                  Landstar T.L.C., Inc. (an indirectly held
                                                  subsidiary of LSHI) ("Landstar T.L.C."), Landstar
                                                  Express America, Inc. (a wholly-owned subsidiary of
                                                  LSHI) ("Landstar Express America"), and Landstar
                                                  Logistics, Inc. (a wholly-owned subsidiary of LSHI)
                                                  ("Landstar Logistics"). He has also been Vice
                                                  President of Signature since February 1997. Mr.
                                                  Gerkens was Treasurer of the Company from April
                                                  1991 to January 1993.

                   NAME                     AGE                   BUSINESS EXPERIENCE
                   ----                     ---                   -------------------
Michael L. Harvey.........................  53    Mr. Harvey has been Vice President and General
                                                  Counsel of the Company since January 1993. He has
                                                  been Secretary of the Company, and Vice President,
                                                  General Counsel and Secretary of LSHI since August
                                                  1992. Mr. Harvey is also an officer of each of the
                                                  Subsidiaries, except Signature.

James R. Hertwig..........................  46    Mr. Hertwig has been Executive Vice President of
                                                  the Company and LSHI and President of Landstar
                                                  Logistics since October 1995. He also has been
                                                  President of Landstar Gemini since January 1997.
                                                  Mr. Hertwig served as President of Carolina Freight
                                                  Carriers from October 1994 to September 1995 and as
                                                  Vice President of Carolina Freight Corp. from
                                                  January 1994 to October 1994. From October 1994 to
                                                  September 1995, he served as Chairman of the Board
                                                  of Red Arrow Freight Lines; and from February 1989
                                                  to October 1993, he was President of Con-Way
                                                  Intermodal.

Brian C. Kinsey...........................  46    Mr. Kinsey has been Vice President - Operations and
                                                  Safety of the Company since January 1993 and has
                                                  held the same position at LSHI since March 1989.
                                                  Mr. Kinsey was Chairman of the Independent
                                                  Contractor Division of the Interstate Truckload
                                                  Carriers Conference ("ITCC") from March 1991 to
                                                  March 1992. He has been a Director of the ITCC
                                                  since April 1990.

Robert C. LaRose..........................  43    Mr. LaRose has been Vice President - Finance and
                                                  Treasurer of the Company and LSHI since October
                                                  1995. He served as Vice President and Controller of
                                                  the Company from January 1993 to October 1995 and
                                                  held the same positions at LSHI from March 1989 to
                                                  October 1995. He is also an officer of each of the
                                                  Subsidiaries. Mr. LaRose was Assistant Treasurer of
                                                  the Company from May 1991 to January 1993.


                   NAME                     AGE                   BUSINESS EXPERIENCE
                   ----                     ---                   -------------------
Robert C. Luminati........................  57    Mr. Luminati has been Vice President Chief
                                                  Information Officer of the Company since January
                                                  1997. He served as Vice President Management
                                                  Information Systems from January 1993 to 1997. He
                                                  has held the same position at LSHI from August 1989
                                                  to January 1993.

Joseph P. Fitzgerald......................  50    Mr. Fitzgerald has been President of Landstar Ligon
                                                  and a Vice President of LSHI since November 1994.
                                                  He served as Executive Vice President of Landstar
                                                  Ligon from July 1994 to November 1994 and as a Vice
                                                  President of Landstar Ligon from July 1991 to July
                                                  1994.

Gary L. Hartter...........................  56    Mr. Hartter has been President of Landstar Ranger
                                                  since January 1998. He is also a Vice President of
                                                  LSHI effective January 1998. Mr. Hartter was Vice
                                                  President of LSI effective September 1997 but
                                                  resigned in January 1998 to become President of
                                                  Landstar Ranger. From September 1991 to November
                                                  1996 Mr. Hartter was President of Trism Special-
                                                  ized, Inc.

James R. Martin...........................  58    Mr. Martin has been President of Landstar Poole
                                                  since March 1997. He has been a Vice President of
                                                  LSHI since October 1995, and was President of LCSI
                                                  from January 1994 until March 1997, and Assistant
                                                  Treasurer and Secretary of Landstar Ranger from
                                                  August 1995 through March 1997. He was Vice
                                                  President and Treasurer of Landstar Gemini from
                                                  February 1991 through March 1997. Mr. Martin
                                                  previously served in various capacities at Landstar
                                                  Ranger from October 1990 to August 1995. Mr. Martin
                                                  was a Vice President of LCSI from December 1993 to
                                                  January 1994.

Jeffrey L. Pundt..........................  47    Mr. Pundt has been President of Landstar Inway and
                                                  a Vice President of LSHI since June 1996. He has
                                                  been President of Landstar T.L.C. since January
                                                  1997. Mr. Pundt served as Executive Vice President
                                                  of Landstar Inway from September 1994 to June 1996
                                                  and as a Vice President of Landstar Inway from
                                                  September 1986 to September 1994.

Ronald G. Stanley.........................  46    Mr. Stanley has been President of Landstar Express
                                                  America and a Vice President of LSHI since February
                                                  1996. He was Vice President - Marketing and Sales
                                                  at Roadway Global Air from June 1992 to January
                                                  1996.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     COMPENSATION OF DIRECTORS. During 1997, Directors who were not employees of the Company received an annual Director's fee of $20,000, plus a fee of $2,000 for each board meeting attended and a fee of $1,000 for each meeting of a committee attended if the committee meeting was held on a day other than a day on which a Board meeting was held. Directors are also reimbursed for expenses incurred in connection with attending Board meetings. Pursuant to the Company's 1994 Directors Stock Option Plan, each Director who was an Eligible Director (as defined therein) on November 30, 1994 received an option to purchase 12,000 shares of the Company's Common Stock. Also, pursuant to the Company's 1994 Directors Stock Option Plan, commencing in 1996, on the first business day after each annual meeting of shareholders of the Company, each Eligible Director who is elected or re-elected as a Director at such annual meeting receives an award of options to purchase an additional 12,000 shares of the Company's Common Stock. All of such options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and are subject to vesting requirements and other terms of the Company's 1994 Directors Stock Option Plan. Directors who are also officers of the Company do not receive any additional compensation for services as a Director or for services on committees of the Board or for meetings or attendance fees.

     COMPENSATION OF EXECUTIVE OFFICERS. The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company's four most highly compensated other executive officers for services rendered to the Company and its subsidiaries during the 1997, 1996 and 1995 fiscal years (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    NO. OF
                                                 ANNUAL COMPENSATION              SECURITIES
                                        --------------------------------------    UNDERLYING
                                         ANNUAL                 OTHER ANNUAL       OPTIONS         ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)    BONUS     COMPENSATION(2)     GRANTED      COMPENSATION(3)
  ---------------------------    ----   ---------    -----     ---------------    ----------    ---------------
Jeffrey C. Crowe...............  1997   $350,000    $176,400      $320,105               0         $441,925
  Chairman of the Board,         1996    350,000           0        13,290               0           11,925
  President & Chief              1995    300,000           0        12,646          40,000           10,425
  Executive Officer
Henry H. Gerkens...............  1997    220,000      92,400       133,282               0          175,830
  Executive Vice President &     1996    175,000           0         9,537               0            6,858
  Chief Financial Officer        1995    175,000           0        10,077          16,000            6,858
Eddie R. Brown(4)..............  1997    175,000      74,375         5,781               0           16,080
  Executive Vice President &     1996    175,000           0         3,935               0           17,313
  President of                   1995    175,000           0        12,884          10,000           45,000
  Landstar Ranger
James R. Hertwig...............  1997    170,000      57,800         3,241               0            1,234
  Executive Vice President &     1996    170,000           0        10,889           2,500           12,429
  President of Landstar          1995(5)   31,603          0             0          17,500                0
  Logistics & Landstar Gemini
Robert C. LaRose...............  1997    162,629      43,218       104,119               0          135,798
  Vice President Finance &       1996    147,000           0         7,740               0            4,838
  Treasurer                      1995    133,350           0         7,365           8,000            4,429

---------------
(1) Amounts shown include any salary deferred at the election of the Named Executive Officer under the Landstar 401(k) Savings Plan and/or the Landstar Supplemental Executive Retirement Plan.

(2) Amounts shown represent amounts reimbursed during the fiscal year for the payment of taxes on behalf of the above Named Executives.

(3) Amounts for 1997 include contributions in the amount of $4,750 which were made by the Company under the Landstar 401(k) Savings Plan on behalf of Messrs. Crowe, Gerkens, Brown and LaRose, and contributions made by the Company under the Landstar Supplemental Retirement Plan on behalf of Mr. Crowe in the amount of $5,750, Mr. Gerkens in the amount of $1,850 and Mr. LaRose in the amount $120. Amounts for 1997 also include the dollar value of term life insurance premiums paid by the Company on behalf of Messrs. Crowe, Gerkens, Brown, Hertwig and LaRose in the amounts of $1,425, $1,608, $696, $1,234 and $428, respectively. Amounts for 1997 include special relocation incentives in the amounts of $375,000, $140,122 and $108,500 for Messrs. Crowe, Gerkens and LaRose, respectively, and $55,000, $27,500, and $22,000 which represents principal and interest forgiven under loans extended to each of Messrs. Crowe, Gerkens and LaRose, respectively, in connection with their relocation. In addition, the amount indicated for Mr. Brown for 1997 includes $10,634 which represents forgiveness of principal and interest under a loan extended to him by the Company in connection with his relocation.

(4) Mr. Brown resigned from his position with the Company on December 31, 1997.

(5) All compensation amounts reflect amounts earned by Mr. Hertwig from October 25, 1995 (Mr. Hertwig's date of employment) through the end of fiscal year 1995.

     There were 11,500 options granted under the Company's 1993 Employee Stock Option Plan in fiscal year 1997. None were granted to the Named Executives during fiscal year 1997.

     The following table sets forth the number and value at December 27, 1997 of all exercisable and unexercisable options held by each of the Named Executives.

                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                  DECEMBER 27, 1997            AT DECEMBER 27, 1997(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Jeffrey C. Crowe...........................    56,000          34,000         $301,000         $82,750
Henry H. Gerkens...........................    21,400          14,600           89,625          22,875
Eddie R. Brown(2)..........................    18,500          11,500           75,438          19,563
James R. Hertwig...........................     7,500(3)       12,500           12,625(3)       20,500
Robert C. LaRose...........................     9,000           7,000           30,175           7,825

---------------

(1) The value of in-the-money options represents the difference between the fair market value of the underlying securities as of December 26, 1997 and the exercise price of the options. The fair market value of the underlying securities was calculated based upon the last reported sale price per share of Common Stock as quoted through the National Association of Securities Dealers, Inc. National Market System ("NASDAQ") in the Company's fiscal year ended December 27, 1997, which was on December 26, 1997.

(2) Mr. Brown resigned from the Company on December 31, 1997 and exercised 10,000 options at an exercise price of $18.50 per share. The value of the exercised in-the-money options at December 31, 1997 was $78,750. His remaining exercisable options have expired and were canceled along with his unexercisable options.

(3) Mr. Hertwig exercised 6,000 and 500 options at exercise prices of $23.875 and $24.625 per share, respectively, on February 17, 1998. The value of the exercised in-the-money options at February 17, 1998 was $38,625.


Indebtedness of Management

     In connection with the relocation of the Company's corporate headquarters from Shelton, Connecticut to Jacksonville, Florida, the Company made loans to Messrs. Crowe, Gerkens, and LaRose, in 1997, and to Messrs. Luminati and Kinsey in 1998, in the amounts of $200,000, $100,000, $80,000, $80,000 and $80,000, respectively, to assist them in their individual relocation to the Jacksonville area. Each loan bears interest at a rate of 7.5% and is repayable annually over a five-year period. On each anniversary date of such loan, the principal and interest amounts then due will be forgiven provided the executive is still employed by the Company.

Key Executive Employment Protection Agreements

     On January 23, 1998, the Board approved the execution of the Key Executive Employment Protection Agreements for Messrs. Crowe, Gerkens, Hertwig, LaRose and eight other executives of the Company. Each agreement provides certain severance benefits to Messrs. Crowe, Gerkens, Hertwig, LaRose and such eight other executives in the event of a change of control of the Company (as defined in the agreements). Each agreement provides, generally, that if a covered executive's employment is terminated by the Company without "cause" (as defined in the agreements) or by the executive for good reason (as so defined), in either such case, in connection with or within the two year period following the change in control or if a covered executive terminates his employment for any reason six months following the change in control, such executive will be entitled to severance benefits consisting of a cash amount equal to three times for Mr. Crowe, two times for Mr. Gerkens and one time for Messrs. Hertwig and LaRose and the eight other executives of the sum of (A) the executive's annual base salary; and (B) the amount that would have been payable to the executive as a target bonus for the year in which the change of control occurs. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on "parachute payments" imposed under Section 4999 of the Internal Revenue Code of 1986.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Overall Policy

     The Company's executive compensation philosophy is designed to attract and retain the best possible executive talent and to motivate these executives to develop and implement the Company's business strategy. These objectives are to be attained by tying a significant portion of each executive's compensation to the Company's success in meeting specified corporate performance goals and, through the grant of stock options, to appreciation in the Company's stock price. Additionally, the Company also recognizes individual contributions as well as overall business results.

     The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee's sole discretion, an independent review of the executive compensation program may be performed by outside consultants.

     The Compensation Committee is responsible for decisions regarding executive compensation, including a determination of the compensation awarded to those individuals whose compensation is detailed in this proxy statement, subject to review by the Board. The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Crowe, the Company's chief executive officer, are discussed below.

Base Salaries

     Base salaries for newly hired executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for an operating subsidiary, the financial results of such operating subsidiary are also considered.

     Mr. Crowe's last salary increase was January 1, 1996. In determining Mr. Crowe's salary, the Compensation Committee took into account the Company's overall performance.

Annual Bonus

     The Company's executive officers were eligible to receive an annual cash bonus under the Company's 1997 Management Incentive Compensation Plan (the "1997 MICP"). The 1997 MICP provided for bonus payments to be made to eligible operating subsidiary employees upon the achievement of a consolidated earnings per share target and operating income targets of the individual operating subsidiary. Bonus payments with respect to eligible corporate employees under the 1997 MICP were dependent upon achievement of the consolidated earnings per share target. These performance criteria were established at the beginning of 1997 by the Compensation Committee.

     In 1997, all executive officers, including the Named Executives, received bonuses pursuant to the 1997 MICP. The Compensation Committee, in awarding these bonus amounts, considered the overall Company's performance and the criteria established at the beginning of the year.

Stock Options

     Under the Company's 1993 Stock Option Plan, stock options are granted to the Company's executive officers. The Compensation Committee determines the number of stock options to be granted pursuant to guidelines it develops based on an officer's job responsibilities and individual performance evaluation. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and generally vest over five years. This approach is designed to encourage the creation of long-term shareholder value since no benefit can be realized from such options unless the stock price exceeds the exercise price.

     As of March 5, 1998, Mr. Crowe owned 120,176 shares of the Company's Common Stock and holds options to purchase an additional 99,700 shares. The Compensation Committee believes that significant equity interests in the Company held by the Company's management helps to align the interests of shareholders and management and maximize shareholder returns over the long term.

Policy as to Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. Stock option grants under the Company's 1993 Employee Stock Option Plan currently meet these requirements. In 1995, the Company received shareholder approval for the Management Incentive Compensation Plan so that annual awards payable thereunder would qualify for the performance exception under Section 162(m). The Compensation Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m) but reserves the right to pay amounts which are not deductible in appropriate circumstances.

Conclusion

     Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to significant thresholds of corporate performance and stock price appreciation. The Company's 1997 results achieved the target criteria established in the 1997 MICP. As such, bonuses were paid under the 1997 MICP. The Committee will continue to review all executive compensation and benefit matters presented to it and will act based upon the best information available to it and in the best interests of the Company, its shareholders and employees.

                                          Compensation Committee of the Board

                                          David G. Bannister
                                          Ronald W. Drucker
                                          Arthur J. Fritz, Jr.
                                          Merritt J. Mott


                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Transportation Stock Index for the period commencing March 5, 1993 (the date of the Company's initial public offering) through December 27, 1997.

        Measurement Period
      (Fiscal Year Covered)            DJ 20 Trans           S&P 500            Landstar
Mar 5 1993                                  100                 100                 100
Mar 31 1993                              102.06              101.24              103.85
Jun 30 1993                              100.75              100.99              107.69
Sep 30 1993                              105.83              102.87              116.35
Dec 31 1993                              114.55              104.55              170.19
Mar 31 1994                              106.29               99.92              173.08
Jun 30 1994                              103.72               99.59              226.92
Sep 30 1994                               96.95              103.71              265.38
Dec 31 1994                               94.58              102.95              251.92
Mar 31 1995                              106.33              112.24              242.31
Jun 30 1995                              113.67              122.11              198.08
Sep 30 1995                              127.03                 131              185.58
Dec 31 1995                              128.77              138.06              205.77
Mar 31 1996                              139.89              144.69              192.31
Jun 30 1996                              141.82              150.32              223.08
Sep 30 1996                              135.14              154.06              205.77
Dec 31 1996                              146.62              166.04              178.85
Mar 31 1997                              153.29              169.71              182.69
Jun 30 1997                              176.39               198.4              216.35
Sep 30 1997                              206.69              212.34              205.77
Dec 31 1997                              211.68              217.53              202.88

                  SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of March 5, 1998, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Named Executive of the Company, and (iii) all Directors and current executive officers as a group.

                                                                        AMOUNT AND
                                                                        NATURE OF     OWNERSHIP
                                                                        BENEFICIAL    PERCENT OF
    NAME OF BENEFICIAL OWNER                  POSITION(S)               OWNERSHIP      CLASS(1)
    ------------------------                  -----------               ----------    ----------
(i)
Capital Guardian Trust Company
  and The Capital Group
  Companies, Inc.(2)(3)..........                                       1,619,200        14.1%
FMR Corp.(2)(4)..................                                       1,103,600         9.6%
Franklin Resources, Inc.(2)(5)...                                         743,500         6.5%
The Crabbe Huson Group,
  Inc.(2)(6)(17).................                                       1,721,900          15%
(ii)
David G. Bannister(7)............  Director                                25,960           *
Ronald W. Drucker(8).............  Director                                21,000           *
Arthur J. Fritz, Jr..............  Director                                     0           *
Merritt J. Mott(9)...............  Director                                14,000           *
John B. Bowron...................  Director                                10,500           *
William S. Elston................  Director Nominee                           300           *
Diana M. Murphy..................  Director Nominee                             0           *
Jeffrey C. Crowe(10).............  Director and Chairman, President
                                   and Chief Executive Officer            176,176         1.5%
Henry H. Gerkens(11).............  Executive Vice President and
                                   Chief Financial Officer                 61,400           *
James R. Hertwig(12).............  Executive Vice President and
                                   President of Landstar Logistics
                                   and Landstar Gemini                      1,000           *
Robert C. LaRose(13).............  Vice President, Finance and
                                   Treasurer                               50,000           *
Eddie R. Brown(14)...............  Executive Vice President                 3,750           *
(iii)
All Directors and current
  executive officers as a group
  (17 persons)(15)(16)...........                                         472,610         4.1%

---------------
   * Less than 1%

 (1) The percentages are based upon 11,446,533 shares, which equal the outstanding shares of the Company as of March 5, 1998. With respect to the calculation of the percentages for beneficial owners who hold options exercisable within 60 days of March 5, 1998, the number of shares of Common Stock on which the percentage is based also includes the number of shares underlying such options.

 (2) In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G filed by this entity. In the case of the Crabbe Huson Group, Inc. ("Crabbe Huson") such information also reflects information provided orally to the Company by Crabbe Huson.

 (3) Capital Guardian Trust Company and The Capital Group Companies, Inc. filed their Schedule 13G on February 12, 1997, and amended their Schedule 13G on November 7, 1997, and again on February 10, 1998. The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over shares of the Company. The investment management companies, which include a "bank" as defined in Section 3(a)6 of the Securities Exchange Act of 1934 (the "Act") and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. The Capital Group Companies, Inc., disclaims any investment power or voting power over any of the 1,619,200 shares of Common Stock reported herein; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. Capital Guardian Trust Company ("Capital Guardian"), a bank as defined in Section 3(a)6 of the Act and a wholly-owned subsidiary of The Capital Group Companies, Inc., is the beneficial owner of 1,529,700 of such shares, or 13.4% of the Common Stock outstanding, as a result of its serving as the investment manager of various institutional accounts. Capital Guardian has sole dispositive power over such 1,529,700 shares with sole voting power over 1,389,700 of such shares. The remaining 89,500 shares reported as beneficially owned by The Capital Group Companies, Inc. are beneficially owned by other subsidiaries of The Capital Group Companies, Inc., none of which by itself owns 5% or more of the Common Stock outstanding. The business address of each of the foregoing is 333 South Hope Street, Los Angeles, California 90071.

 (4) According to an amendment, filed February 14, 1998, to its Schedule 13G (the "FMR Schedule 13G"), FMR Corp. is the beneficial owner of 1,103,600 shares of Common Stock. Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is also the beneficial owner of 954,300 of such shares, or 8.3% of the Common Stock outstanding, as a result of acting as investment adviser to several Fidelity investment companies (the "Funds") registered under the Investment Company Act of 1940. Such shares are voted by Fidelity in accordance with written guidelines established by the Funds' boards of trustees. One of these Funds, Fidelity Magellan, also beneficially owns 901,200 of such shares, or 7.9% of the Common Stock outstanding. Edward C. Johnson 3d

     (Chairman of FMR Corp.), FMR Corp. and the Funds each have sole power to dispose of the 954,300 shares owned by the Funds. Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR Corp., beneficially owns 149,300 shares, or 1.3% of the Common Stock outstanding, as a result of serving as investment manager for certain institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management, each has sole voting and dispositive power over said shares. Edward C. Johnson 3d, various members of his family and trusts for their benefit own FMR Corp. voting stock. These Johnson family members, through their ownership of voting stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp. The business address of each of the foregoing is 82 Devonshire Street, Boston, Massachusetts 02109.

 (5) Franklin Resources, Inc. ("FRI") filed its Schedule 13G on February 12, 1997, and filed an amendment to its Schedule 13G on January 30, 1998. The securities reported on such Schedule 13G are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of FRI. Such advisory contracts grant to the Adviser Subsidiaries all voting and investment power over the securities owned by such advisory clients. Therefore, the Adviser Subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of such securities. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the 743,500 shares reported as beneficially owned. Of the 743,500 shares, Franklin Mutual Advisers, Inc., has sole dispositive power and sole voting power over 632,800 shares or 5.5% of the Common Stock outstanding; Templeton Global Advisors Limited, has sole dispositive power and sole voting power over 68,300 shares or .6% of the Common Stock outstanding; and Templeton Investment Council, Inc., has sole dispositive power and sole voting power over 42,400 shares or .4% of the Common Stock outstanding. The business address for each of the foregoing is 777 Mariners Island Boulevard, San Mateo, CA 94404, except that the business address of Franklin Mutual Advisors, Inc., is 512 John F. Kennedy Parkway, Short Hills, NJ 07078.

 (6) As of March 5, 1998 the Company believes Crabbe Huson owns 1,721,900 shares of Common Stock. According to Amendment No. 3 to Crabbe Huson's Schedule 13G filing dated February 2, 1998 Crabbe Huson beneficially owned 1,752,600 and does not directly own any such shares. Instead, it shares voting and dispositive power with respect to such shares with approximately 55 of its clients. Crabbe Huson disclaims beneficial ownership of all such shares owned by each of its clients and also disclaims that a "group" within the meaning of Rule 13d 5(b) under the Securities Exchange Act of 1934 has been or will be formed.

 (7) Includes 20,000 shares that may be acquired upon the exercise of options.

 (8) Includes 5,000 shares held in trust for which Mr. Drucker has shared voting and investment power with SunTrust Bank -- Trust Department of SunTrust Bank-North Florida, N.A. and 16,000 shares that may be acquired upon the exercise of options.

 (9) Includes 100 shares held in trust for Mr. Mott's son; 100 shares held in trust for Mr. Mott's daughter; and 12,000 shares that may be acquired upon the exercise of options.

(10) Includes 56,000 shares that may be acquired upon the exercise of options.

(11) Includes 21,400 shares that may be acquired upon the exercise of options.

(12) Includes 1,000 shares that may be acquired upon the exercise of options.

(13) Includes 9,000 shares that may be acquired upon the exercise of options.

(14) Mr. Brown resigned from his position with the Company on December 31, 1997.

(15) Represents amount of shares deemed to be beneficially owned either directly or indirectly by all Directors and current executive officers as a group.

(16) Includes 170,900 shares that may be acquired upon the exercise of options.

(17) Crabbe Huson's beneficial ownership of 15% of the Company's Common Stock reflect in part the impact of the Company's previously announced Common Stock buy-back program, which has been continuing. The Company has informed Crabbe Huson that Crabbe Huson cannot acquire any additional shares of Common Stock without becoming an "Acquiring Person" for purposes of such Rights Agreement.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the year ended December 27, 1997, all Section 16(a) filing requirements which are applicable to its officers, Directors and greater than ten-percent beneficial owners were accomplished, except that a Form 5 for David
G. Bannister was not filed in 1997 to reflect the issuance of 12,000 stock options pursuant to the 1994 Directors Stock Option Plan. Mr. Bannister's Form 5 was filed on March 12, 1998.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP served as independent auditors for the Company for the fiscal year ended December 27, 1997. Pursuant to the recommendation of the Audit Committee, the Board has appointed that firm to continue in that capacity for fiscal year 1998, and recommends that a resolution be presented to shareholders at the 1998 Annual Meeting to ratify that appointment. A representative of KPMG
Peat Marwick LLP will be present at the 1998 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                         PROPOSAL TO APPROVE AMENDMENT
                          TO THE LANDSTAR SYSTEM, INC.
                        1993 EMPLOYEE STOCK OPTION PLAN

     The Board of Directors (the "Board") of Landstar System, Inc. (the "Company") has adopted, subject to shareholder approval, an amendment (the "Amendment") to the Landstar System, Inc. 1993 Employee Stock Option Plan (the "Option Plan") in order to increase the maximum number of shares of Common Stock of the Company, par value $.01 per share (the "Common Stock") subject to options that may be outstanding at any time under the Option Plan from 615,000 to 1,115,000. The Board believes that an increase in performance-related incentives will further attract, retain and motivate the best qualified officers and further enhance the long-term mutuality of interest between the Company's shareholders and its officers and key employees. The Amendment does not otherwise modify any of the material terms of the Option Plan. The material terms are summarized below.

     The Compensation Committee of the Board (the "Committee"), which is responsible for administering the Option Plan, from time to time grants stock options to officers and other key employees of the Company and its subsidiaries ("Employees").

     Subject to shareholder approval of the Amendment, the maximum number of shares of Common Stock subject to options that may be outstanding at any time under the Option Plan is 1,115,000. The shares may be unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company's shares of Common Stock, appropriate adjustments will be made by the Committee in the number of shares that may be issued in the future and in the number of shares and price under all outstanding options granted before the event. If shares subject to a canceled, terminated or otherwise settled option are not issued, those shares will again be available for inclusion in future option grants. Payment of cash in lieu of shares subject to an option will not be considered to be the issuance of a corresponding number of shares of Common Stock.

OPTION GRANTS

     Awards. The Committee from time to time grants such number of non-qualified options and options qualifying as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code") to such Employees, as determined by the Committee. The Committee determines the number of shares of Common Stock with respect to such awards and the terms of such awards including applicable vesting periods.

     Exercise Price. All options granted under the Option Plan have an exercise price per share which is not less than the Fair Market Value (as defined in the Option Plan) of a share of Common Stock on the date the option is granted. To exercise an option, an Employee may pay the option price in cash, or if permitted by the Committee, by delivering other shares of Common Stock already owned by the Employee valued at their Fair Market Value on the date the option is exercised.

EXERCISABILITY

     Each option granted under the Option Plan is exercisable at such time and is subject to such restrictions and conditions as determined by the Committee, including the performance of a minimum period of service or the satisfaction of performance goals. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Committee.

OPTION TERM

     The term of each option will be fixed by the Committee but may not exceed ten years from the date of the grant.

TERMINATION OF EMPLOYMENT

     Termination due to Retirement, Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event of an Employee's termination of employment by reason of retirement (on or after the date such Employee attains age 62), Disability (as defined in the Option Plan) or death, any then outstanding option granted to such Employee under the Option Plan (whether or not exercisable prior to the date of such termination) may be exercised by such Employee or, if applicable, his or her designated beneficiary or estate, at any time prior to the expiration date of the term of the option or within one year (or such other period as the Committee may determine at the time of grant) following such Employee's termination of employment, whichever period is shorter.

     Termination for Cause. Unless otherwise determined by the Committee at the time of grant, in the event of an Employee's termination of employment for Cause (as defined in the Option Plan), any then outstanding option granted to such Employee under the Option Plan (whether or not exercisable prior to the date of such termination) will be forfeited.

     Termination for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event of an Employee's termination of employment for any reason other than retirement, Disability, death or for Cause, any then outstanding option granted to such Employee under the Option Plan, to the extent it was exercisable at such date of termination, may be exercised within thirty days following the Employee's termination of employment or prior to the expiration of the term of the option, whichever period is shorter.

CHANGE IN CONTROL PROVISIONS

     In the event of a Change in Control (as defined in the Option Plan), each option granted to an Employee will be canceled in exchange for cash in an amount equal to the excess of the highest price per share offered for Common Stock (in conjunction with a Change in Control) over the exercise price for such option, provided that if the Committee determines that an option will be honored or assumed, or new rights substituted therefor in a manner which preserves the value of such option and eliminates the risk that its value will be forfeited due to involuntary termination, no cash settlement will occur as a result of a Change in Control.

OTHER INFORMATION

     Options granted under the Option Plan are not transferable except by will or by the laws of descent and distribution, and may be exercised only by the grantee during his or her lifetime.

     The Board may terminate, suspend, amend or modify the Option Plan but such termination, amendment or modification may not adversely affect any option then outstanding under the Option Plan, without the consent of the Employee holding the option affected thereby. Unless earlier terminated by action of the Board, the Option Plan will continue in effect until February 9, 2003, but options granted prior to such date will continue in effect until they expire in accordance with their terms. The Committee may amend the term of any option therefore granted under the Option Plan retroactively or prospectively, but no such amendment may adversely affect any such option without the holder's consent.

     A total of 56,200 options were granted on February 11, 1998 at an exercise price of $28.110. The following table illustrates the awards that were granted under the Option Plan in February, 1998.

                               NEW PLAN BENEFITS

                                                                                   NUMBER OF SECURITIES
            NAME AND POSITION               VALUE OF IN-THE-MONEY OPTIONS(1)    UNDERLYING OPTIONS GRANTED
            -----------------               --------------------------------    --------------------------
Jeffrey C. Crowe..........................              $ 22,582                           9,700
  Chairman of the Board, President &
  Chief Executive Officer
Henry G. Gerkens..........................                15,365                           6,600
  Executive Vice President &
  Chief Financial Officer
James R. Hertwig..........................                 9,545                           4,100
  Executive Vice President &
  President of Landstar Logistics &
  Landstar Gemini
Robert C. LaRose..........................                10,243                           4,400
  Vice President Finance & Treasurer
Executive Group...........................               107,088                          46,000
  (13 Employees)
Non-Executive Officer Employee Group......                23,746                          10,200
  (6 Employees)

---------------
(1) The value of in-the-money options represents the difference between the fair market value of the underlying securities as of March 5, 1998 and the exercise price of the options. The fair value of the underlying securities was calculated based upon the last reported sales price per share of Common Stock as quoted through NASDAQ on March 5, 1998.

     Under the Company's 1993 Employee Stock Option Plan, stock options are granted to the Company's executive officers in February of each year or as otherwise determined to be appropriate and necessary by the Compensation Committee and the Board of Directors. Prior to 1998, the Compensation Committee determined the number of stock options to be granted pursuant to guidelines it developed based on an officer's job responsibilities and individual performance evaluation. Effective with the 1998 grant, 75% of an officer's annual award of stock options is based on the Company's achievement of its earnings per share goal during the prior year and 25% of the award is based on the officer's achievement of individual performance goals during the prior year. The individual performance goals for all executive officers, other than Mr. Crowe, will be established by the Chairman of the Board and approved by the Compensation Committee. Mr. Crowe's performance goals will be established by the Compensation Committee.

     Although the Committee expects to award options under the Option Plan in 1999, those plans are not finalized and therefore it is not possible to project exactly the recipients for the number of options to be awarded in successive years in which the option plan remains in effect. Directors of the Company are not eligible to participate in the Option Plan.

FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of the federal income tax consequences of awards made under the Option Plan based on the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state, local or foreign tax consequences.

     Non-qualified Options. There will be no federal income tax consequences to either the Employee or the Company upon the grant of a non-qualified option. Generally, upon the exercise of a non-qualified option, the Employee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option price of the shares. The Company will generally be entitled to a federal income tax deduction in the same amount.

     Any ordinary income realized by an Employee upon exercise of a non-qualified option will increase his or her tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a non-qualified option, an Employee will realize long term or short term capital gain or loss, depending on the length of time that the Employee has held the shares of Common Stock. The holding period for capital gains purposes begins on the date of the exercise pursuant to which such shares were acquired.

     If the Company delivers cash to buy back an Employee's non-qualified option, the Employee will recognize ordinary income in an amount equal to the cash paid. An amount equal to the ordinary income recognized by the Employee will be deductible by the Company.

     An Employee who surrenders shares of Common Stock in payment of the exercise price of a non-qualified option will not recognize gain or loss on his or her surrender of such shares. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and holding period as the shares surrendered. The Employee will recognize ordinary income equal to the fair market value of the balance of the shares received and such shares will then have a tax basis equal to their fair market value on the exercise date, and the holding period will begin on the exercise date.

     Incentive Stock Options. An employee will not realize taxable income by reason of the grant or the exercise of an incentive stock option. If an Employee exercises an incentive stock option and does not dispose of the shares transferred until the later of two years from the date the option was granted and one year from the date the shares were transferred to the Employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the Employee as long-term capital gain, and the Company will not be entitled to any deduction. Any loss will be a long-term capital loss. If an Employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the Employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction, in an amount equal to the excess, if any, of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the sale or exchange will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. Generally, the Employee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except by pledge or by transfer on death). If the disposition is by gift and violates the holding period requirements, the amount of the Employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is a sale or exchange, the Employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition. The exercise of any incentive stock option may subject the Employee to the alternative minimum tax.

     If the Company delivers cash to buy back an Employee's incentive stock option, the Employee will recognize ordinary income in an amount equal to the cash paid. An amount equal to any such ordinary income will be deductible by the Company.

     An Employee who surrenders shares of Common Stock as payment of the exercise price of his or her incentive stock option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an incentive stock option in payment of the exercise price of another incentive stock option is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the Employee to recognize ordinary income as discussed above.

     All of the shares received by an Employee upon such exercise of an incentive stock option by surrendering shares of Common Stock will be subject to the incentive stock option holding period requirements. Of these shares, a number of shares (the "Exchange Shares") equal to the number of shares of Common Stock surrendered by the Employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period of the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the Employee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The incentive stock option holding period for all shares will be the same as if the option had been exercised for cash. An early disposition of any Exchange Shares will be deemed to be a disposition of the shares with the lowest basis first and highest basis last.

     An incentive stock option that is exercised by a former Employee or his or her representative more than three months after the termination of his or her employment (including retirement) will be treated as a non-qualified option for federal income tax purposes. This three-month period is extended to one year if employment ceased due to permanent and total disability.

     Section 162(m) of the Code. Section 162(m) of the Code generally denies a publicly traded company a federal income tax deduction for compensations in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. Option grants under the Option Plan currently meet these requirements. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m) but reserves the right to pay amounts which are not deductible in appropriate circumstances.

APPROVAL

     Approval of the Amendment to the Option Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy and entitled to vote at the 1998 Annual Meeting. Abstention from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                             SHAREHOLDER PROPOSALS

     In accordance with regulations issued by the SEC, shareholder proposals intended for presentation at the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 20, 1998, if such proposals are to be considered for inclusion in the Company's Proxy Statement. In accordance with the Company's Bylaws, shareholder proposals intended for presentation at the 1999 Annual Meeting of Shareholders that are not intended to be considered for inclusion in the Company's Proxy Statement must be received by the Secretary of the Company not later than 35 days prior to the 1999 Annual Meeting of Shareholders. Proposals should be mailed via certified mail and addressed to Michael L. Harvey, Secretary, Landstar System, Inc., 4160 Woodcock Drive, Jacksonville, Florida 32207.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Company.

                   PLEASE COMPLETE, SIGN, DATE AND RETURN THE
                          ENCLOSED PROXY CARD PROMPTLY

                                          By Order of the Board of Directors

                                          LOGO

                                          Michael L. Harvey
                                          Vice President,
                                          General Counsel,
                                          and Secretary

4160 Woodcock Drive
Jacksonville, FL 32207

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 27, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: HENRY
H. GERKENS, INVESTOR RELATIONS, 4160 WOODCOCK DRIVE, JACKSONVILLE, FLORIDA
32207.

                                    LOGO(R)

                             LANDSTAR SYSTEM, INC.

                              4160 WOODCOCK DRIVE
                             JACKSONVILLE, FL 32207

March 25, 1998

To the Shareholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Landstar System, Inc. on Wednesday, May 20, 1998, at 10:00 a.m., local time, at the Ponte Vedra Inn, Ponte Vedra Beach, Florida, 32082. A notice of the meeting, a proxy card, the 1997 Annual Report and a proxy statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, we urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

We look forward to the Annual Meeting of Shareholders, and we hope you will attend the meeting or be represented by proxy.

                                          LOGO

                                          Jeffrey C. Crowe
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer

                             LANDSTAR SYSTEM, INC.
                  4160 WOODCOCK DRIVE, JACKSONVILLE, FL 32207

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Henry H. Garkens and Michael L. Harvey, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Landstar System, Inc. held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held on May 20, 1998 or any adjournment thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the "Company"), is related to or conditioned on the approval of other matters.

                 **CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

FOR all nominees listed to the right         WILLIAM S. ELSTON
(except as marked to the contrary)  /  /     MERRITT J. MOTT
                                             DIANA MURPHY
WITHHOLD AUTHORITY to vote for all
nominees listed to the right  /  /


2. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP as independent auditors of the Company for fiscal year 1998.

FOR  /  /      AGAINST  /  /       ABSTAIN  /  /


3. APPROVAL OF AMENDMENT TO THE 1993 STOCK OPTION PLAN TO INCREASE SHARES DISTRIBUTION FROM 615,000 TO 1,115,000.

FOR  /  /      AGAINST  /  /       ABSTAIN  /  /


4. In their discretion, each of the Proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:___________________________

_________________________________
Signature

_________________________________
Signature if held jointly


**PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE**

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE